UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2022

GCP Applied Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 Lakeview Parkway
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617)-876-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On September 27, 2022, Cyclades Parent, Inc., a Delaware corporation (“Parent”) completed the previously announced acquisition of GCP Applied Technologies Inc., a Delaware corporation (“GCP” or the “Company”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Parent, Cyclades Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”) and, solely for the purposes of Section 8.13 thereof, Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France. Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), and upon the terms and subject to the conditions set forth therein, Merger Sub was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Capitalized terms used herein but not otherwise defined have the respective meanings set forth in the Merger Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On September 27, 2022, in connection with the Merger (as defined below), the Company terminated and repaid in full all outstanding obligations due under the Credit Agreement, dated as of February 3, 2016 (as amended, by the First Amendment, dated as of August 25, 2016, and by the Second Amendment, dated as of April 10, 2018, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among, inter alios, the Company, Grace Construction Products Limited, Grace NV, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as the administrative agent for the lenders and the secured parties. In connection with the termination and repayment in full of all outstanding obligations under the Credit Agreement, all related liens and security interests were terminated, discharged and released.

Also on September 27, 2022, the Company sent an irrevocable notice of redemption to the holders of its 5.500% Senior Notes due 2026 (the “Senior Notes”), which were issued under that certain indenture dated as of April 10, 2018 ( the “Indenture”), by and among the Company, the guarantors named therein and Wilmington Trust, National Association, as trustee, electing to effect an optional redemption of all $350,000,000 in aggregate principal amount of the outstanding Senior Notes, at a redemption price of 101.375% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date. Promptly following issuance of the redemption notice, the Company deposited with the trustee funds in trust sufficient to pay all principal, premium and accrued and unpaid interest due and payable on the redemption date, and thereby satisfied and discharged all obligations under the Indenture and the Senior Notes in accordance with the terms thereof (except with respect to those obligations that the Indenture expressly provides survive satisfaction and discharge). The Senior Notes will be redeemed in full on October 12, 2022.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, and as a result of the Merger:

•

each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares held by the Company as treasury shares, shares held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub) and shares held by stockholders who are entitled to demand and have properly demanded appraisal for such shares in accordance with, and who have complied in all respects with Section 262 of the Delaware General Corporation Law), was automatically converted into the right to receive $32.00 in cash, without interest (the “Merger Consideration”);

•

each option to purchase shares of Company Common Stock (each, a “Company Option”), whether vested or unvested, that was outstanding immediately prior to the Effective Time, was cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option; provided that any Company Option with respect to which the exercise price subject thereto was equal to or greater than the Merger Consideration was canceled for no consideration;

•

each outstanding award of Company restricted stock units (“Company RSUs”) that was subject solely to service-based vesting conditions became fully vested and each award of Company RSUs (including Company RSUs outstanding under the Company’s Non-Employee Director’s Deferred Compensation Program, which was terminated at the Effective Time) that was vested at the Effective Time was cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock underlying such award of Company RSUs multiplied by (y) the Merger Consideration;

•

each outstanding award of Company performance-based stock units (“Company PBUs”) that was subject to performance-based vesting conditions became vested as to the number of shares of Company Common Stock subject to such award of Company PBUs that would vest based on the target level of achievement, as determined by the Company’s Compensation Committee prior to the closing, and, after giving effect to such vesting, was cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the number of vested shares of Company Common Stock underlying such Company PBUs, multiplied by (y) the Merger Consideration, and any outstanding Company PBUs (or portion thereof) that were not vested as of immediately prior to the Effective Time were canceled for no consideration;

•

all rights in connection with the March 15, 2019 Board-declared dividend of one preferred share purchase right for each outstanding share of Company Common Stock, together with the associated Series A Junior Participating Preferred Stock, outstanding immediately prior to the Effective Time expired in their entirety without any payment being made in respect thereof in accordance with the Second Amendment to the Rights Agreement, dated as of December 5, 2021, by and between the Company and Equiniti Trust Company; and

•

each Company Common Stock held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub), in each case, immediately prior to the Effective Time, was automatically canceled and ceased to exist, and no consideration or payment was delivered in exchange therefor or in respect thereof.

The foregoing description of the Merger Agreement and the transactions contemplated thereby including the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to GCP’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on December 5, 2021, the terms of which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date (as defined in the Merger Agreement), in connection with the consummation of the Merger, GCP notified the New York Stock Exchange (the “NYSE”) that the Merger had been consummated and requested that the trading of the shares of Company Common Stock on the NYSE be suspended on the same day and that the listing of the shares of Company Common Stock on the NYSE be withdrawn on that day. In addition, GCP requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of its shares from the NYSE and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). GCP intends to file with the SEC a Form 15 requesting the termination of registration of the Company Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change of control of GCP occurred and GCP became a direct, wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time, pursuant to the terms of the Merger Agreement, each of Peter Feld, Simon Bates, Janet Giesselman, Clay Kiefaber, Armand F. Lauzon, Marran Ogilvie, Andrew M. Ross, Linda Welty and Robert H. Yanker, each a director of GCP as of immediately prior to the Effective Time, ceased to be a director of GCP, as the surviving entity of the Merger. At the Effective Time, pursuant to the terms of the Merger Agreement, Mark A. Rayfield became a director of GCP, as the surviving entity of the Merger.

At the Effective Time, pursuant to the terms of the Merger Agreement, each of Simon Bates, Craig Merrill, Michael Valente, David Campos, James Waddell and Sherry Mennenga, who were officers of GCP immediately prior to the Effective Time, ceased to be officers of GCP, as the surviving entity of the Merger. At the Effective Time, pursuant to the terms of the Merger Agreement, each of Mark A. Rayfield, La-Toya Hackney, Eric Placidet, Steven Messmer and Craig Smith became officers of GCP.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger, on the Closing Date, GCP filed with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger. At the Effective Time, GCP’s certificate of incorporation was amended and restated in its entirety as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time (subject to the changes required by Section 5.9 of the

Merger Agreement). In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, the board of directors of GCP, as the surviving entity, adopted the bylaws of Merger Sub (subject to the changes required by Section 5.9 of the Merger Agreement) as the amended and restated bylaws of GCP. Copies of GCP’s amended and restated certificate of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2021, by and among GCP Applied Technologies Inc., a Delaware corporation, Cyclades Parent, Inc., a Delaware corporation, Cyclades Merger Sub, Inc., a Delaware corporation, and, solely for the purposes of Section 8.13 thereof, Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed December 5, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of GCP Applied Technologies Inc.

3.2	Amended and Restated Bylaws of GCP Applied Technologies Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.

Date: September 27, 2022	By:	/s/ La-Toya P. Hackney
La-Toya P. Hackney
Senior Vice President and Secretary